UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 29, 2016

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.

Entry into a Material Definitive Agreement.

On December 29, 2016, in connection with the closing of RMG Networks Holding Corporation’s (the “Company”) previously-announced rights offering (the “Rights Offering”) and the simultaneous sale of shares of the Company’s common stock to certain of the Standby Purchasers (as defined below), the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with 2012 DOOH Investments LLC, DRW Commodities, LLC and Children’s Trust C/U The Donald R. Wilson 2009 GRAT #1 (collectively, the “Standby Purchasers”). The Company was obligated to enter into the Registration Rights Agreement pursuant to the terms of the Standby Purchase Agreement, dated November 30, 2016 (the “Standby Purchase Agreement”), among the Company and the Standby Purchasers (which Standby Purchase Agreement was previously described in the Current Report on Form 8-K filed by the Company on November 30, 2016).

Pursuant to the Registration Rights Agreement, the Company has agreed to prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) by January 28, 2017 a registration statement covering the resale of all of the shares of the Company’s common stock and warrants held by the Standby Purchasers (the “Registrable Securities”), other than any such securities that are already registered for resale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as soon as practicable. Subject to certain exceptions, if (1) the registration statement is not filed by January 28, 2017, (2) the registration statement is not declared effective by the earlier of (A) five trading days after the SEC shall have informed the Company that it will not review the registration statement or that it has no further comments on the registration statement or (B) by March 29, 2017, (3) the registration statement ceases for any reason to be effective at any time before the Registrable Securities have been resold for more than 20 consecutive days or a total of 45 days in any 12 month period, or (4) after June 27, 2017, the Company fails to keep public information available or to otherwise comply with certain obligations such that the Standby Purchasers are unable to resell the Registrable Securities pursuant to the provisions of Rule 144 promulgated under the Securities Act, then the Company shall be obligated to pay to each Standby Purchaser an amount in cash, as liquidated damages and not as a penalty, equal to 1.5% of the purchase price paid by such Standby Purchaser for the shares of common stock purchased in the Rights Offering or pursuant to the Standby Purchase Agreement per month until the applicable event giving rise to such payments is cured. The Company is obligated to file additional registration statements under certain circumstances, including if the Company is not able to include all of the Registrable Securities in the initial registration statement pursuant to the provisions of Rule 415 promulgated under the Securities Act, and to pay liquidated damages, equivalent to those applicable to the initial registration statement, if certain conditions applicable to any such additional registration statement are not satisfied. The Registration Rights Agreement also obligates the Company to take certain actions to permit the Standby Purchasers to effect underwritten offerings of some or all of the Registrable Securities from time to time, subject to certain limitations, and provides the Standby Purchasers with “piggyback” registration rights.

A copy of the Registration Rights Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 3.02.

Unregistered Sales of Equity Securities.

On December 29, 2016, the Company sold an aggregate of 2,050,599 shares of its common stock to two of the Standby Purchasers at a purchase price of $0.62 per share, pursuant to the terms of the Standby Purchase Agreement. The shares sold pursuant to the Standby Purchase Agreement were offered pursuant to the exemption from registration requirement of the Securities Act, afforded by Section 4(a)(2) of the Securities Act, as a transaction to accredited investors not involving a public offering.

Item 8.01.

Other Items.

On December 27, 2016 and December 29, 2016, the Company issued press releases announcing the expiration and the closing, respectively, of the Rights Offering which, together with the sale of shares of common stock pursuant to the Standby Purchase Agreement, generated approximately $4.8 million in gross proceeds for the Company. The Company issued a total of 5,691,309 shares of its common stock pursuant to the Rights Offering (including 1,313,272 shares issued pursuant to the oversubscription privilege under the Rights Offering) and 2,050,599 shares of its common stock to two of the Standby Purchasers pursuant to the terms of the Standby Purchase Agreement, in each case at a purchase price of $0.62 per share. As a result of such issuances, a total of 44,623,949 shares of the Company’s common stock were outstanding.

Copies of the press releases are filed as Exhibits 99.1 and 99.2 hereto, respectively.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Registration Rights Agreement dated December 29, 2016.
99.1	Press release dated December 27, 2016.
99.2	Press release dated December 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 3, 2017

RMG NETWORKS HOLDING CORPORATION

By:  /s/ Robert R. Robinson

Name: Robert R. Robinson

Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Registration Rights Agreement dated December 29, 2016.
99.1	Press release dated December 27, 2016.
99.2	Press release dated December 29, 2016.